ASSET PURCHASE AGREEMENT


                                  By and among


            SYMBOLLON PHARMACEUTICALS, INC., a Delaware corporation;

             MIMETIX PHARMACEUTICALS, INC., a Canadian corporation;

                                       and

                      MIMETIX INC., a Delaware corporation






                            Dated as of April 6, 2004



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                                TABLE OF CONTENTS


                                                                         PAGE

    Section 1      Sale and Purchase of Assets...........................
       1.1         Sale and Purchase of Assets...........................
       1.2         Purchase Price........................................
       1.3         Excluded Liabilities..................................
       1.4         Excluded Assets.......................................
       1.5         Tax and Accounting Treatment..........................
       1.6         Ancillary Agreements..................................
       1.7         Closing...............................................
    Section 2      Representations and Warranties of Sellers.............
       2.1         Title to Assets.......................................
       2.2         Specified Intellectual Property; Specified Know-How...
       2.3         Specified Contracts; Real Property Leases; Equipment;
                   Etc...................................................
       2.4         Compliance with Legal Requirements....................
       2.5         Regulatory Matters....................................
       2.6         Employee Matters......................................
       2.7         Certain Liabilities...................................
       2.8         Legal Proceedings.....................................
       2.9         Authority; Binding Nature of Agreement................
      2.10         Non-Contravention; Consents...........................
      2.11         Acquisition of Securities.............................
      2.12         Post-Closing Confidentiality..........................
    Section 3      Representations and Warranties of Purchaser...........
       3.1         Due Organization......................................
       3.2         Capitalization........................................
       3.3         SEC Filings; Financial Statements.....................
       3.4         Compliance with Legal Requirements....................
       3.5         Authority; Binding Nature of Agreement................
       3.6         Non-Contravention; Consents...........................
       3.7         Shares................................................
    Section 4      Pre-Closing Covenants of Sellers......................
       4.1         Access................................................
       4.2         Restrictions..........................................
       4.3         Consents..............................................
       4.4         Conditions............................................
       4.5         Allocation............................................
    Section 5      Pre-Closing Covenants of Purchaser....................
       5.1         SEC Reports...........................................
       5.2         Conditions............................................
       5.3         Allocation............................................
    Section 6      Conditions Precedent to Purchaser's Obligation to Close.
       6.1         Accuracy of Representations...........................
       6.2         Performance of Covenants..............................
       6.3         Additional Documents..................................

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       6.4         No Restraints.........................................
       6.5         Consents..............................................
    Section 7      Conditions Precedent to Sellers' Obligation to Close..
       7.1         Accuracy of Representations...........................
       7.2         Performance of Covenants..............................
       7.3         Delivery of Consideration.............................
       7.4         Additional Documents..................................
       7.5         No Restraints.........................................
    Section 8      Termination...........................................
       8.1         Right to Terminate....................................
       8.2         Effect of Termination.................................
    Section 9      Indemnification.......................................
       9.1         Survival of Representations; Warranties and Indemnify.
       9.2         Indemnification by Sellers............................
       9.3         Indemnification by Purchaser..........................
       9.4         Specific Breaches.....................................
       9.5         Cross-Indemnification for Broker's, Consultant's
                   or Finder's Fees......................................
       9.6         Procedure for Indemnification.........................
       9.7         Payment...............................................
       9.8         Reduction for Insurance and Taxes.....................
       9.9         Limitation on Representations, Warranties and
                   Indemnifications......................................
   Section 10      Miscellaneous ........................................
      10.1         Time of Essence ......................................
      10.2         No Other Representations .............................
      10.3         Knowledge ............................................
      10.4         Access of Sellers to Books and Records................
      10.5         Governing Law.........................................
      10.6         Venue and Jurisdiction................................
      10.7         Notices...............................................
      10.8         Public Announcements..................................
      10.9         Assignment............................................
      10.10        Parties in Interest...................................
      10.11        Severability..........................................
      10.12        Entire Agreement......................................
      10.13        Waiver................................................
      10.14        Amendments............................................
      10.15        Counterparts..........................................
      10.16        Interpretation of Agreement...........................
      10.17        Further Assurances....................................
      10.18        Access to Records After Closing.......................


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    Exhibit A      Certain Definitions
    Exhibit B      Form of Bill of Sale
    Exhibit C      Form of Investor Rights Agreement
    Exhibit D      Form of Secured Party Bill of Sale
    Exhibit E      Form of Regulatory Consent to Transfer Ownership
    Exhibit F      Share Issuance List

   Schedule 1      Excluded Assets
   Schedule 2      Specified Know-How
   Schedule 3      Specified Regulatory Filings
   Schedule 4      Specified Tangible Property


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is being entered into as of April 5, 2004, by and among: MIMETIX PHARMACEUTICALS INC., a Canadian corporation ("MPI"), MIMETIX INC., a Delaware corporation ("Mimetix"; MPI and Mimetix collectively, "Sellers"); and SYMBOLLON PHARMACEUTICALS, INC., a Delaware corporation
("Purchaser"). Sellers and Purchaser are referred to collectively in this Agreement as the "Parties." Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     WHEREAS, (A) Sellers are developing an iodine therapy for fibrocystic breast disease and other women's health indications (the "Iodine Therapy"), in part based on the Licensed Technology acquired by Mimetix pursuant to the License Agreement (the "License Agreement") dated as of August 11, 1993, by and among Mimetix, the Estate of Dr. W. R. Ghent, 943038 Ontario Inc., and Dr. Bernard Eskin;

                           (B) Mimetix will terminate the License Agreement on
the date hereof and upon such termination, Sellers will own the Improvements to the Licensed Technology made, conceived, or developed by Sellers, including, without limitation, Iodine Therapy clinical studies #05 (11/94-12/97), #07 (10/96-11/97) and #09 ( 5/96-3/97);

                           (C) Axiom Venture Partners Limited Partnership
("Axiom") and MPI, in their capacity as Secured Creditors of Mimitex, have obtained the right, title and interest in and to all of Mimetix's assets, and in connection with this Agreement, will sell to Purchaser, pursuant to a Secured Party asset sale, their right, title and interest in and to all of Mimetix's assets, including, without limitation, Iodine Therapy clinical studies #05 (11/94-12/97), #07 (10/96-11/97) and #09 ( 5/96-3/97) in exchange for
403,750 shares of the Purchaser Class A Common Stock; and

                           (D) Sellers desire to sell the Improvements to the
Iodine Therapy and all related assets to Purchaser, and Purchaser desires to purchase the Improvements to the Licensed Technology and all related Iodine Therapy assets of Sellers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Purchaser and Sellers hereby agree as follows:

                                    SECTION 1
                           SALE AND PURCHASE OF ASSETS

         1.1 SALE AND PURCHASE OF ASSETS. On the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements, at the Closing, Sellers will sell and transfer to Purchaser, and Purchaser will purchase from Sellers, the Improvements to the Licensed Technology and all related Iodine Therapy assets, rights and properties owned by Sellers (the "Specified Assets"), whether or not carried and reflected on the

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books of Sellers (excluding the Excluded Assets), including, but not limited to, all of the following:

                  (a) all of Sellers' rights, titles and interests in and to the Specified Intellectual Property;

                  (b) all of Sellers' rights, titles and interests in and to the Specified Know-How;

                  (c) all of Sellers' rights, titles and interests under the Specified Contracts;

                  (d) all of Sellers' rights, titles and interests under the Specified Tangible Property;

                  (e) all of Sellers' rights, titles and interests under the Specified Inventory;

                  (f) all of Sellers' rights, titles and interests under the Specified Regulatory Filings;

                  (g) choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, in each case only to the extent related to the Specified Assets; and

                  (h) all of Sellers' files, papers, documents, electronic files and databases, and other records relating to the Improvements to the Licensed Technology, and all other miscellaneous assets of Sellers relating to the Iodine Therapy wherever located (including those of Sellers' held by Cato Research Corporation without limitation, preclinical and clinical data, clinical trial records, patient records, laboratory research records, market research, books, processes, formulae, manufacturing formulae and processes, scientific material, marketing plans, case report forms, quality of life instruments, correspondence, production records, regulatory filings and correspondence and any other information reduced to writing relating to the Improvements to the Iodine Therapy.

         1.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Purchaser shall, at the Closing, pay the purchase price for the Specified Assets (the "Purchase Price") of 21,250 shares (the "Shares") of the Purchaser Class A Common Stock. Such Shares shall be issued in the name and amounts as specified in Exhibit F hereto; provided that all such Persons who are listed in Exhibit F must agree to be bound by the Investor Rights Agreement.

         1.3 EXCLUDED LIABILITIES. Purchaser shall not assume or pay and Sellers shall continue to be responsible for any debt, obligation or liability, of any kind or nature (fixed or contingent, known or unknown) of Sellers whether or not relating to the Iodine Therapy (the "Excluded Liabilities"). Without limiting the foregoing, Purchaser shall not assume:

                  (i) any obligation, liability, claim, action, suit or proceeding pending on the Closing Date, notwithstanding the disclosure thereof, or any subsequent obligation, liability, claim, action, suit or proceeding resulting from or related to the Specified Assets or the development of the Iodine Therapy on or prior to the Closing Date by Sellers;

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                  (ii) any liability of Sellers for any Taxes for any periods prior to or subsequent to the Closing whether or not relating to the Iodine Therapy and notwithstanding the disclosure thereof;

                  (iii) any obligation or liability related to any actual or alleged violation or liability arising under any Environmental Laws, regardless of whether such obligations or liabilities relate to Sellers' ownership or operation of the Specified Assets, to any predecessor, owner, tenant, occupant or user of the Specified Assets, or to any other party unrelated to the Specified Assets;

                  (iv) any obligation or liability of Sellers arising from the transactions contemplated by this Agreement, including those (i) relating to the negotiation and preparation of this Agreement and the transactions contemplated herein and (ii) incurred by Sellers with respect to their legal counsel, accounting, brokerage and investment advisors fees and expenses;

                  (v) any obligation or liability arising from or related to the Excluded Assets; or

                  (vi) any trade payable or accrued expenses.

         1.4 EXCLUDED ASSETS. Sellers shall not sell, transfer, convey or deliver to Purchaser, and Purchaser shall not purchase from Sellers the assets, properties, interests and rights of Sellers set forth on Schedule 1 hereto (the "Excluded Assets").

         1.5      TAX AND ACCOUNTING TREATMENT.

                  (a) The Parties are both development stage companies. The Parties agree that the Specified Assets do not constitute a trade or business, and therefore, the Parties agree that the transactions contemplated by this Agreement will not be treated as a business combination under generally accepted accounting principles. If it is determined by an Authority that the transaction is a business combination, the Parties agree to work together to allow Purchaser to properly account for the transaction, including providing Purchaser with access to any and all financial and accounting records of Sellers.

                  (b) The Parties agree that they will not file the Form 8594 unless required by an Authority. Each Party will promptly provide the other Party with any additional information required to complete Form 8594 if the filing of such form is required.

                  (c) The Parties will use their best efforts to agree upon an allocation of the consideration referred to in Section 1.2 among the Specified Assets (the "Allocation") prior to the Closing Date. The Allocation will be determined in a manner consistent with this Section
         1.5 and Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder. The Allocation will be conclusive and binding upon the Parties for tax purposes, and neither Party will make any statement or declaration to any Authority that is inconsistent with the Allocation, except as provided below. Neither Party will take or permit any of its Affiliates or representatives to take any position on any

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         tax return, with any Authority or in any judicial tax proceeding that is inconsistent with the Allocation except as required by a final determination within the meaning of Section 1313(a) of the Internal Revenue Code or any equivalent provision of any applicable state or local law. Each Party will timely notify the other Party, and will timely provide the other Party with assistance, in the event of an examination, audit or other proceeding regarding the Allocation.

         1.6 ANCILLARY AGREEMENTS. At the Closing, the Parties will enter into the following additional agreements (the "Ancillary Agreements"):

                  (a) a Bill of Sale covering the transfer of certain Specified Assets from Mimetix and MPI to Purchaser substantially in the form of Exhibit B;

                  (b) an Investor Rights Agreement substantially in the form of Exhibit C (the "Investor Rights Agreement");

                  (c) a Secured Party Bill of Sale covering the transfer of certain Specified Assets of Mimetix, held by MPI and Axiom, to Purchaser substantially in the form of Exhibit D;

                  (d) a Regulatory Consent to Transfer Ownership for the Specified Regulatory Filings substantially in the form of Exhibit E, and

                  (e) a letter dated even date therewith confirming termination of the License Agreement.

         1.7 CLOSING. The closing of the purchase of the Specified Assets by Purchaser (the "Closing") will take place at the offices of the Purchaser in Framingham, MA, at a time and on a date to be designated by Sellers, which will be no more than ten business days after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing). For purposes of this Agreement, "Closing Date" means the date as of which the Closing actually takes place.

                                    SECTION 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Sellers represent and warrant to Purchaser that, except as set forth in the Sellers Disclosure Schedule on Schedule 8:

         2.1 TITLE TO ASSETS. As of the Closing Date, to Sellers' knowledge, Purchaser will have good and valid title to the Specified Assets, free and clear of any liens or encumbrances.

         2.2      SPECIFIED INTELLECTUAL PROPERTY; SPECIFIED KNOW-HOW.

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                  (a) To Sellers' knowledge, each of the Specified Intellectual
         Property is owned solely by Sellers. Sellers has made available to Purchaser copies of the Specified Intellectual Property possessed by Sellers, and has supplied to Purchaser copies of the patent applications included in the Specified Intellectual Property that are not publicly available as of the date of this Agreement. To Sellers' knowledge, other than the Licensed Technology there are no intellectual property rights owned or controlled by any third party necessary to make, use, sell, offer for sale and import the Iodine Therapy, as it is currently being developed, other than those intellectual property rights to be transferred, licensed or sublicensed to Purchaser pursuant to this Agreement. Sellers have received no written claim of infringement of any intellectual property rights of any Person arising out of the development, manufacture, use, sale, offer for sale or import of the Iodine Therapy by Sellers. To Sellers' knowledge, Sellers have complied with their obligation under 37 CFR Section 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application included in the Specified Intellectual Property, information known to Sellers to be material to the patentability of the pending claims in such application.

                  (b) To Sellers' knowledge, Sellers have not granted any Person a license that is currently in effect under any of the Specified Intellectual Property or sublicense under the License Agreement for any purpose.

                  (c) To Sellers' knowledge, none of the Specified Intellectual Property is involved in any interference or opposition proceeding, and, to Sellers' knowledge, no such proceeding is being threatened with respect to any of the Specified Intellectual Property.

                  (d) To Sellers' knowledge, Sellers have disclosed trade secrets of Sellers included in the Specified Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent Sellers disclosed such information in connection with any filings related to any Specified Assets or the Iodine Therapy with any Authorities.

                  (e) To Sellers' knowledge, Sellers have required all professional and technical employees who provided services to Sellers in connection with the Iodine Therapy, the Specified Intellectual Property or the Specified Know-How to execute agreements under which such employees were required to convey to Sellers ownership of all inventions and developments conceived or created by them in the course of their employment with Sellers. To Sellers' knowledge, none of the activities of Sellers' professional and technical employees who are providing services to Sellers in connection with the Iodine Therapy, the Specified Intellectual Property and the Specified Know-How is violating any agreement between any such employees and their former employers.

         2.3      SPECIFIED CONTRACTS; REAL PROPERTY LEASES; EQUIPMENT; ETC.

                  (a) To Sellers' knowledge, each Specified Contract is valid and in full force and effect. To Sellers' knowledge, Sellers are not in material breach of any Specified Contracts, and no other party to any such contract is in material breach of such contract.

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                  (b) To Sellers' knowledge, Sellers have provided to Purchaser all material information possessed by Sellers regarding the Specified Tangible Property, the Specified Contracts and Specified Inventory.

         2.4      COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a) Sellers are in substantial compliance with all Legal Requirements relating to the use of the Specified Assets. Sellers have not received any written notice from any Authority alleging any failure to comply with any Legal Requirement relating to the use of the Specified Assets.

                  (b) To Sellers' knowledge, Sellers are in substantial compliance with all Environmental Laws applicable to the Specified Assets. To Sellers' knowledge, no event has occurred or condition exists or has existed which would reasonably be expected to give rise to liability on the part of Purchaser pursuant to, or to materially impair Purchaser's compliance with, any Environmental Law applicable to the Specified Assets.

         2.5      REGULATORY MATTERS.

                  (a) To Sellers' knowledge, the Specified Regulatory Filings are current and in full force and effect and include all regulatory filings and governmental registrations made by or issued to Sellers that relate to the Iodine Therapy. To Sellers' knowledge, Sellers have made available to Purchaser copies of all governmental correspondence (including copies of official notices, citations or decisions) in Sellers' files relating to the Specified Regulatory Filings. To Sellers' knowledge, in the course of the clinical development of the Iodine Therapy, Sellers have not used any employee or consultant who (at the time such employee or consultant provided services to Sellers with respect to the Iodine Therapy) was debarred by the FDA or the subject of pending disbarment proceedings by the FDA.

                  (b) To Sellers' knowledge, Sellers are in substantial compliance with the laws applicable to the development, manufacture, labeling, testing and inspection of the Iodine Therapy and the operation of manufacturing facilities used to manufacture the Iodine Therapy, and with all applicable Legal Requirements promulgated by the FDA or other Authority with respect thereto. To Sellers' knowledge, Sellers have received no written notice that any recalls, field notifications or seizures have been ordered or, to Sellers' knowledge, threatened by any Authority with respect to any of the Iodine Therapy. Sellers have not received a warning letter or other similar written notice from the FDA or other Authority regarding the Iodine Therapy or the manufacturing facilities used to manufacture the Iodine Therapy, except for written notices regarding matters that have since been cured, corrected or resolved.

         2.6 EMPLOYEE MATTERS. Sellers have no employees, and there are no employee benefit plans in existence.

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         2.7  CERTAIN LIABILITIES. As of the date of this Agreement, to Sellers'
knowledge, Sellers have no material liabilities relating to the Specified Assets or the Iodine Therapy.

         2.8 LEGAL PROCEEDINGS. To Seller's knowledge, there is no lawsuit or other legal proceeding pending or, to Sellers' knowledge, being threatened against Sellers as of the date of this Agreement that involves the Specified Assets.

         2.9 AUTHORITY; BINDING NATURE OF AGREEMENT. To Sellers' knowledge, Sellers have all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations under this Agreement and the Ancillary Agreements; and to Sellers' knowledge, the execution, delivery and performance by Sellers of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Sellers and their board of directors or governing bodies. MPI and Mimetix have provided to Purchaser a copy of the resolutions adopted by the board of directors and stockholders of Sellers authorizing the execution, delivery and performance by Sellers of this Agreement and the Ancillary Agreements. This Agreement constitutes, and, upon execution thereof, each of the Ancillary Agreements will constitute, the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.10 NON-CONTRAVENTION; CONSENTS. To Sellers' knowledge, the execution and delivery by Sellers of this Agreement and the Ancillary Agreements and the sale of the Specified Assets by Sellers to Purchaser will not: (a) materially contravene or result in a material violation or breach of any Legal Requirement applicable to the Specified Assets or any Specified Contract; or (b) result in the imposition of any lien or encumbrance upon any of the Specified Assets. To Sellers' knowledge, Sellers are not required to obtain any Consent from any Person, under any material Specified Contract, at or prior to the Closing in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the sale of the Specified Assets to Purchaser.

         2.11 ACQUISITION OF SECURITIES. Sellers, and the other Persons listed on Exhibit F, will acquire the Shares for their own account and not with a view to the public distribution thereof. Sellers, and the other Persons listed on Exhibit F, acknowledge that additional representations and warranties with respect to the acquisition of the Shares are set forth in the Investor Rights Agreement.

2.12 POST-CLOSING CONFIDENTIALITY. From and after the Closing, Sellers will, and will cause each of their Affiliates, hold in strict confidence and not use to the detriment of Purchaser or any of its Affiliates, all information with respect to the Iodine Therapy and the Specified Assets. Without limiting the generality of the foregoing, Sellers agree, covenant and acknowledge that, from and after the Closing Date, Sellers will not, and will cause their Affiliates not to, disclose, give, sell, use, or otherwise divulge any confidential or secret information related to the Specified Assets (including but not limited to any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not

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otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas). Notwithstanding the foregoing, Sellers may disclose such information (i) if compelled to disclose the same by an Authority due to a Legal Requirement, or
(ii) if the same currently is, or hereafter is, in the public domain through no fault of Sellers. If Sellers or any of their Affiliates (the "Disclosing Party") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any such information, the Disclosing Party shall provide Purchaser with prompt written notice of any such request or requirement so that Purchaser may seek, at its expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 2.12. If, in the absence of a protective order or other remedy or the receipt of a waiver by Purchaser, the Disclosing Party nonetheless, based on the advice of counsel, is required to disclose such information to any tribunal, the Disclosing Party, without liability hereunder, may disclose that portion of such information which such counsel advises the Disclosing Party it is legally required to disclose.

                                    SECTION 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers as follows:

        3.1 DUE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CAPITALIZATION. The authorized capital stock of Purchaser consists of 18,750,000 shares of Purchaser Class A Common Stock, 1,250,000 shares of Purchaser Class B Common Stock and 5,000,000 shares of preferred stock (collectively, the "Purchaser Equity Securities"). As of March 31, 2004, 4,196,204 shares of Purchaser Class A Common Stock were issued and outstanding. No shares of Class B Common Stock or preferred stock of Purchaser are outstanding. All of the outstanding shares of Purchaser Class A Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. No Person holds any preemptive or similar right with respect to any future issuance of Purchaser Equity Securities. As of March 31, 2004, options to purchase 722,500 shares of Purchaser Class A Common Stock are outstanding. Except for stock options and purchase rights outstanding under Purchaser's stock option and stock purchase plans, and except for the Equity Line of Credit, there are (i) no outstanding options, calls, warrants or rights (whether or not currently exercisable) to acquire from Purchaser any shares of the capital stock or other securities of Purchaser, (ii) no outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of Purchaser, (iii) no agreements, commitments or arrangements to which Purchaser is a party under which Purchaser is or may become obligated to issue any shares of its capital stock or other securities and (iv) no stockholder agreements, voting agreements or other similar agreements with respect to Purchaser Equity Securities to which Purchaser is a party or, to Purchaser's knowledge, between or among any of Purchaser's stockholders.

         3.3      SEC FILINGS; FINANCIAL STATEMENTS.

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

                  (a) Copies of all reports, registration statements, proxy statements and other documents filed by Purchaser with the SEC (the "Purchaser SEC Documents") have been made available to Sellers for its review. All reports, statements and other documents required to have been filed by Purchaser with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Purchaser as of the respective dates thereof and the consolidated results of operations and cash flows of Purchaser for the periods covered thereby.

         3.4 COMPLIANCE WITH LEGAL REQUIREMENTS. Purchaser is in substantial compliance with all applicable Legal Requirements.

         3.5 AUTHORITY; BINDING NATURE OF AGREEMENT. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder (including its obligations relating to the issuance and delivery of the Shares) and thereunder; and the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Purchaser and its board of directors. Purchaser has provided to Sellers a copy of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements. No vote of the holders of Purchaser Equity Securities is required to authorize the purchase by Purchaser of the Specified Assets, the issuance by Purchaser of the Shares or any of the other transactions contemplated by this Agreement. This Agreement constitutes, and, upon execution thereof, the Ancillary Agreements will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.6 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, nor the consummation of any of the transactions contemplated by this Agreement (including the issuance and delivery of the Shares) or any of the Ancillary Agreements, will (a) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws or other charter or organizational documents of Purchaser, (b) result in a breach or default by Purchaser under any material contract to which Purchaser is a party, (c) result in a violation of any Legal Requirement or order to which Purchaser is subject or (d) result in the creation of a lien or encumbrance on any material asset of Purchaser. Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby.

         3.7 SHARES. The Shares will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Shares is and will be exempt from the registration provisions of the Securities Act and the registration and qualification provisions of all applicable state securities laws. All notices and filings required to be made under state securities laws in connection with the offer, issuance and delivery of the Shares have been or will be given and made by Purchaser on a reasonably timely basis. The Purchaser Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act and trades on the OTC Bulletin Board, and Purchaser has taken no action that may have the effect of terminating the registration of the Purchaser Class A Common Stock under the Exchange Act or delisting the Purchaser Class A Common Stock from the OTC Bulletin Board.

                                    SECTION 4
                         PRE-CLOSING COVENANTS OF SELLER

         4.1 ACCESS. Subject to applicable Legal Requirements, during the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), Sellers will, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to Sellers' books and records relating to the Specified Assets, and will provide Purchaser with such information regarding the Specified Assets and any other appropriate matters germane to the subject matter of this Agreement and the Ancillary Agreements as Purchaser may reasonably request, for the sole purposes of enabling Purchaser (i) to further investigate, at Purchaser's sole expense, the Specified Assets and any other appropriate matters germane to the subject matter of this Agreement and the Ancillary Agreements and (ii) to verify the accuracy of the representations and warranties set forth in Section 2.

         4.2 RESTRICTIONS. Sellers will not (i) license or dispose of any material Specified Assets, (ii) prematurely terminate or materially amend, grant a sublicense under or assign any of the Specified Contracts, (iii) commit a material breach of any Specified Contract.

         4.3 CONSENTS. Sellers will use commercially reasonable efforts during the Pre-Closing Period to obtain the Consents identified in the Sellers Disclosure Schedule

         4.4 CONDITIONS. Sellers will use commercially reasonable efforts (i) to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

         4.5 ALLOCATION. Sellers will use their best efforts to finalize the Allocation with Purchaser.

                                    SECTION 5
                       PRE-CLOSING COVENANTS OF PURCHASER

         5.1 SEC REPORTS. Purchaser will (i) promptly deliver to Sellers a copy of each report or other document filed with the SEC on behalf of Purchaser during the Pre-Closing Period.

         5.2 CONDITIONS. Purchaser will use commercially reasonable efforts (i) to cause the conditions set forth in Section 7 to be satisfied on a timely basis and (ii) otherwise to cause the Closing to take place as soon as reasonably practicable.

         5.3 ALLOCATION. Purchaser will use its best efforts to finalize the Allocation with Sellers.

                                    SECTION 6
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         Purchaser's obligation to purchase the Specified Assets and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in writing):

         6.1 ACCURACY OF REPRESENTATIONS. Those representations and warranties of Sellers set forth in Section 2 that refer specifically to and are made as of the date of this Agreement shall have been accurate as of the date of this Agreement, and all other representations and warranties of Sellers set forth in
Section 2 (and any representations and warranties of Sellers, Axiom and each of the Persons who are listed on Exhibit F set forth in the Ancillary Agreements) shall be accurate as of the Closing Date as if made on and as of the Closing Date.

         6.2 PERFORMANCE OF COVENANTS. Sellers shall have performed, in all material respects, all covenants required by this Agreement and the Ancillary Agreements to be performed by Sellers on or before the Closing Date.

         6.3 ADDITIONAL DOCUMENTS. Each of the Ancillary Agreements shall have been executed on behalf of Sellers, Axiom and each of the Persons who are listed on Exhibit F and delivered to Purchaser, and each of the following additional documents shall have been delivered to Purchaser:

                  (a) a certificate, executed by an executive officer of Sellers, confirming that, to the actual knowledge of such executive officer, the conditions set forth in Sections 6.1 and 6.2 have been satisfied;

                  (b) such bills of sale, assignments and other instruments as Sellers may be required to execute in order to evidence and effectuate the transfer of the Specified Assets to Purchaser; and

                  (c) such good standing certificates and other similar documents as Purchaser may reasonably request to ensure that the actions required to be taken by Sellers at the Closing have been properly authorized.

         6.4 NO RESTRAINTS. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the date of this Agreement by any Authority and shall remain in effect; and no United States federal or state Legal Requirement that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

6.5 DELIVERY OF CONSIDERATION. The Specified Assets, including all of the Sellers' files, papers, documents, electronic files and databases, and other records relating to the Improvements to the Licensed Technology, and all other miscellaneous assets of Sellers relating to the Iodine Therapy held by Cato Research Corporation, shall have been delivered by Sellers to the offices of Purchaser in Framingham, Massachusetts.

6.6 CONSENTS. Sellers shall have received all director, stockholder and other corporate consents and authorizations required by Section 2.9.


                                    SECTION 7
              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell and transfer the Specified Assets to Purchaser and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part, in writing):

         7.1      ACCURACY OF REPRESENTATIONS.

                  (a) The representations and warranties set forth in Section 3 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

                  (b) All other representations and warranties of Purchaser set forth in Section 3 (and any representations and warranties of Purchaser set forth in the Ancillary Agreements) shall be accurate as of the Closing Date as if made on and as of the Closing Date.

         7.2 PERFORMANCE OF COVENANTS. Purchaser shall have performed, in all material respects, all covenants required by this Agreement and by the Ancillary Agreements to be performed by Purchaser on or before the Closing Date.

         7.3 DELIVERY OF CONSIDERATION. The Shares shall have been duly issued and delivered by Purchaser to Sellers.

         7.4 ADDITIONAL DOCUMENTS. Each of the Ancillary Agreements shall have been executed on behalf of Purchaser and delivered to Sellers, and each of the following additional documents shall have been delivered to Sellers: (i) a certificate, executed by an executive officer of Purchaser, confirming that, to the actual knowledge of such executive officer, the conditions set forth in Sections 7.1 and 7.2 have been satisfied; and (ii) such good standing certificates and other similar documents as Sellers may reasonably request to ensure that the actions required to be taken by Purchaser at the Closing have been properly authorized.

         7.5 NO RESTRAINTS. No injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the date of this Agreement by any Authority and shall remain in effect; and no United States federal or state Legal Requirement that makes consummation of the transactions contemplated by this Agreement illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

                                    SECTION 8
                                   TERMINATION

         8.1 RIGHTS TO TERMINATE. This Agreement may be terminated at any time prior to the Closing only as follows:

                  (a) by mutual written consent of Sellers and Purchaser;

                  (b) by Sellers if Purchaser is in material breach of any representation, warranty or covenant under this Agreement (and Sellers are not then in material breach of any representation, warranty or covenant);

                  (c) by Purchaser if Sellers are in material breach of any representation, warranty or covenant under this Agreement (and Purchaser is not then in material breach of any representation, warranty or covenant);

                  (d) by Sellers or Purchaser if, at or before the Closing Date, any condition set forth herein for the benefit of Sellers or Purchaser, respectively, shall not have been timely met and cannot be met on or before the Closing Date and has not been waived; or

                  (e) by Purchaser or Sellers if the Closing shall not have occurred on or before April 15, 2004.

         Each Party's right of termination hereunder is in addition to any of the rights it may have hereunder.

8.2 EFFECTS OF TERMINATION. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release any Party of any liabilities or obligations arising hereunder for any pre-termination breaches hereof or misrepresentations made herein.

                                    SECTION 9
                                 INDEMNIFICATION

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITY. The representations and warranties of the Parties hereto contained in Section 2 and 3 and the indemnification obligations contained in this Section 9 shall survive the Closing for a period of one (1) year.

         9.2 INDEMNIFICATION BY SELLERS. Sellers shall indemnify, defend and hold harmless Purchaser, its members, officers, directors, employees and agents after the Closing Date from and against any loss, liability, obligation, lien, damage, cost and expense (including reasonable legal and accounting fees incurred in defending or prosecuting any claim for any such liability, loss or damage) arising out of or resulting from:

                  (a) the untruth or inaccuracy as of the date hereof or on the Closing Date of any representation or warranty of Sellers contained in this Agreement or the Ancillary Agreement (or in any document, writing, or certificate delivered by Sellers under this Agreement);

                  (b) any Excluded Liability;

                  (c) any Matter pending on the Closing Date, notwithstanding the disclosure thereof, or any subsequent Matter resulting from or related to the Specified Assets or the development of the Iodine Therapy on or prior to the Closing Date by Sellers; or

                  (d) the failure by Sellers to perform any of their covenants or obligations hereunder.

         9.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless Sellers, its directors, officers, employees and agents after the Closing Date from and against any liability, obligation, loss, lien, cost, damage and expense (including reasonable legal and accounting fees incurred in defending or prosecuting any claim for any such liability, loss or damage) arising out of or resulting from the untruth or inaccuracy as of the date hereof or on the Closing Date of any representation or warranty of Purchaser contained in this Agreement (or in any document, writing or certificate delivered by Purchaser under this Agreement), or the failure by Purchaser to perform any of its covenants or obligations hereunder.

         9.4 SPECIFIC BREACHES. The breach of a specific representation, warranty, or agreement by Sellers or Purchaser, as applicable, shall be determined independently of any other representation, warranty or agreement made by Sellers or Purchaser, as applicable, whether or not, apart from such specific representation, warranty or agreement, the transactions provided for in this Agreement prove to be more favorable to Purchaser or Sellers, as applicable, and whether or not the facts and circumstances covered by any one or more of the other representations, warranties or agreements made by Sellers or Purchaser, as applicable, prove to be more favorable than so represented and warranted.

         9.5 CROSS-INDEMNIFICATION FOR BROKER'S, CONSULTANT'S OR FINDER'S FEES. Purchaser and Sellers each agree to indemnify and hold harmless the other from and against any and all losses, liabilities, obligations, liens, damages, costs and expenses of any kind or character arising from any claims for broker's, consultant's or finder's fees or commissions or other similar fees in connection with the transactions covered by this Agreement, insofar as such claims shall be based upon alleged arrangements or agreements made by such Party or on its behalf, which indemnity expressly shall survive any termination of this Agreement or any Closing hereunder.

         9.6      PROCEDURE FOR INDEMNIFICATION.

                  (a) If any Person shall claim indemnification (the "Indemnified Party") hereunder for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the other party from whom indemnification is sought (the "Indemnifying Party") of the nature of the claim in detail and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party (a "Third-Party Claim"), the Indemnified Party shall promptly give written notice (a "Third-Party Notice") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail and the amount of the claim.

                  (b) In the event that an Indemnifying Party which receives notice of an indemnification claim contests its liability for such indemnification claim, such party shall send written notice to the Indemnified Party of its dispute of indemnification within 15 days thereof. If the parties are unable to resolve such dispute of indemnification within 60 days after the date of the notice of dispute, the Indemnified Party may bring an action against the Indemnifying Party to enforce such indemnification claim.

                  (c) The Indemnifying Party shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand giving rise to any such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than fifteen (15) days after receipt of a Third-Party Notice) notify the Indemnified Party in writing of its intention to do so. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. After the assumption of the defense by the Indemnifying Party, the Indemnified Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnifying Party, in connection with such defense (unless the Indemnifying Party disputes its liability for such indemnification claim and an Authority determines that the Indemnifying Party is not liable to indemnify the Indemnified Party), but the Indemnified Party may participate in such defense at its own expense. No settlement of a Third-Party Claim defended by the Indemnifying Party shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement of a Third-Party Claim which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Third-Party Claim.

         9.7 PAYMENT. Except for Third-Party Claims being defended in good faith by the Indemnifying Party in accordance with Section 9.6, the Indemnifying Party shall satisfy its obligations hereunder within fifteen (15) days after receipt of notice of a claim, unless the Indemnifying Party has contested its liability for indemnification pursuant to Section 9.6(b) in which case no payment shall be due from the Indemnifying Party unless its liability there for is established by final nonappealable court order or judgment and fifteen (15) days have passed since the entry of such order or judgment. Any amount not paid to the Indemnified Party by such date shall bear interest at a rate equal to the prime as announced by Bank of America, N.A., or, if Bank of America, N.A. ceases to exist, any other major New York bank reasonably selected by the Indemnified Party.

         9.8 REDUCTION FOR INSURANCE AND TAXES. The amount of any payment to any Indemnified Party pursuant to this Section 9 shall be reduced by the amount of any insurance proceeds actually received by or on behalf of the Indemnified Party in reduction of the related indemnifiable loss. An Indemnified Party which subsequently receives insurance proceeds in respect of the related indemnifiable loss shall pay to the Indemnifying Party the amount of such actually received insurance proceeds. Where any tax benefit is available to the Indemnified Party with respect to an indemnifiable event, the amount of any payment with respect to such indemnifiable loss shall be reduced dollar for dollar by the amount of such tax benefit actually received.

         9.9 LIMITATION ON REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS. The maximum aggregate liability for any Party for any breach of this Agreement, the Ancillary Agreements or the transactions contemplated herein or therein shall be equal to the value of the Purchase Price at the Closing.

10.      MISCELLANEOUS.

         10.1     TIME OF ESSENCE.  Time is of the essence of this Agreement.

         10.2 NO OTHER REPRESENTATIONS. The Parties acknowledge that, except as expressly set forth in Sections 2 and 3 and in the Ancillary Agreements, neither Party has made or is making any representations or warranties whatsoever to the other, implied or otherwise.

         10.3 KNOWLEDGE. Neither Party will be deemed to have breached any representation or warranty that is made to such Party's "knowledge" unless an Affiliate, officer or director of such Party has actual knowledge, as of the date of this Agreement, that such representation or warranty is materially inaccurate.

         10.4 ACCESS OF SELLERS TO BOOKS AND RECORDS. At all times after the Closing Date, Purchaser will give Sellers and Sellers' advisors and representatives reasonable access to all books and records of Sellers that are included in the Specified Assets if such access is required to comply with the Legal Requirements of any Authority (to the extent such books and records relate to any period prior to the Closing Date).

         10.5 GOVERNING LAW. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

         10.6 VENUE AND JURISDICTION. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefore will be in the Commonwealth of Massachusetts, which will be deemed to be a convenient forum. Purchaser and Sellers hereby expressly and irrevocably consent and submit to the jurisdiction of the state and federal courts in the Commonwealth of Massachusetts.

         10.7 NOTICES. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

         (i) if to Purchaser:

                  Symbollon Pharmaceuticals, Inc.
                  37 Loring Drive
                  Framingham, MA 02052
                  Attn: President
                  Telephone: (508) 620-7676
                  Facsimile: (508) 620-7111

                  and

                  Sonnenschein Nath & Rosenthal LLP
                  1221 Avenue of the Americas
                  24th Floor
                  New York, NY 10020-1089
                  Attention: Norman Alpert
                  Telephone: (212) 398-5827
                  Facsimile: (212) 768-6800

         (ii) if to Sellers:

                  c/o Axiom Venture Partners Limited Partnership
                  CityPlace II - 17th Floor
                  185 Asylum Street
                  Hartford, CT 06103
                  Attention: Alan Mendelson, Partner
                  Telephone: (860) 548-7799
                  Facsimile: (860) 548-7797

                  with a copy to:

                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Connecticut Financial Center
                  157 Church Street
                  New Haven, CT 06510
                  Attention: Frank Marco, Esq.
                  Telephone: (203) 777-8200
                  Facsimile: (20) /777-7111

         10.8 PUBLIC ANNOUNCEMENTS. Except as may be required by any Legal Requirement, prior to the Closing Date neither Party will (and neither Party will permit any of its advisors or representatives to) issue any press release or make any public statement regarding this Agreement or any of the transactions contemplated by this Agreement, without the other Party's prior written consent (which will not be unreasonably withheld).

         10.9 ASSIGNMENT. Sellers not may assign any of their rights or delegate any of their obligations under this Agreement (whether voluntarily, involuntarily, by way of merger or otherwise) to any other Person without the prior written consent of the Purchaser; provided, however, that Sellers may, before or after the Closing, assign to any Person any or all of Sellers' rights to receive the Shares, so long as such Person agrees to be bound by the Investor Rights Agreement.

         10.10 PARTIES IN INTEREST. Nothing in this Agreement is intended to provide any rights or remedies to any employee or stockholder of Sellers or to any other Person other than the Parties.

         10.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         10.12 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements set forth the entire understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.

         10.13 WAIVER. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Parties.

         10.15 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         10.16    INTERPRETATION OF AGREEMENT.

                  (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

                  (b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                  (d) Unless the context otherwise requires, references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of and Schedules and Exhibits to this Agreement.

                  (e) The table of contents of this Agreement and the bold-faced or capitalized headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

         10.17 FURTHER ASSURANCES. At any time and from time to time from and after the Closing for a period of one (1) year, Sellers and Purchaser shall, at the request of the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to Purchaser of the Specified Assets or for the performance by Sellers or Purchaser of any of their other respective obligations under this Agreement.

         10.18 ACCESS TO RECORDS AFTER CLOSING. From and after the Closing Date, each party hereto and its representatives shall have reasonable access to inspect and copy all books and records relating to Sellers or the Iodine Therapy that the other parties hereto or their respective Affiliates may retain after the Closing Date. Such access shall be afforded by the party maintaining such records upon receipt of reasonable advance notice and during normal business hours. Nothing contained in this Section 10.18 shall require Purchaser or Sellers to retain any books or records longer than such books or records would otherwise have been retained in the ordinary course of business but for the transactions contemplated by this Agreement; provided, however, that if the party maintaining such records shall desire to dispose of any of such books and records, such party shall, prior to such disposition, give the other party hereto a reasonable opportunity, at such other party's expense, to segregate and remove such books and records as such other party may select.

         The Parties have caused this Agreement to be executed as of April 6, 2004.


                                    SYMBOLLON PHARMACEUTICALS, INC.




                                    By:    /s/ Paul C. Desjourdy
                                          ------------------------------
                                    Title: Paul C. Desjourdy, President


                                    MIMETIX PHARMACEUTICALS INC.




                                    By:    /s/ James Wooder
                                          -------------------------
                                    Title: James Wooder, President



                                    MIMETIX INC.




                                    By:    /s/ Alan Mendelson
                                           ------------------------
                                    Title: Alan Mendelson, Director

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement:

         "AFFILIATE" means the term "affiliate" as set forth in Rule 12b-2 of the general rules and regulations under the Securities Act.

         "AGREEMENT" means the Asset Purchase Agreement to which this Exhibit A is attached.

         "ALLOCATION" has the meaning set forth in Section 1.5.

         "ANCILLARY AGREEMENTS" has the meaning set forth in Section 1.6.

         "AUTHORITY' means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator or any public, private or industry regulatory authority, whether foreign, federal, state or local.

         "BILL OF SALE" has the meaning set forth in Section 1.6(a).

         "CLOSING" has the meaning set forth in Section 1.7.

         "CLOSING DATE" has the meaning set forth in Section 1.7.

         "CONSENT" means any consent, approval or waiver.

         "ENVIRONMENTAL LAWS" means all Legal Requirements, and all judicial or administrative interpretations thereof, and all decrees, judgments, policies, written guidance or judicial or administrative orders relating to the environment, health, safety or hazardous substances.

         "EQUITY LINE OF CREDIT" means the Purchaser's investment agreement with Dutchess Private Equities Fund that provides for the Purchaser to put to Dutchess up to $10 million in Purchaser Class A Common Stock for a purchase price equal to 95% of the average of the three lowest closing bid prices of the Purchaser Class A Common Stock.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" has the meaning set forth in Section 1.4.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 1.3.

         "FDA" means the United States Food and Drug Administration.

         "IODINE THERAPY" as defined in the Recitals hereto.

         "INDEMNIFIED PARTY" as defined in Section 9.6.

         "INDEMNIFYING PARTY" as defined in Section 9.6.

         "INVESTOR RIGHTS AGREEMENT" has the meaning set forth in Section
1.6(b).

         "IMPROVEMENTS" has the meaning as such term is defined in the License Agreement.

         "LEGAL REQUIREMENT" means any law, rule or regulation of any governmental body.

         "LICENSE AGREEMENT" has the meaning set forth in the Recitals to the Agreement.

         "LICENSED TECHNOLOGY" has the meaning as such term is defined in the Licensing Agreement.

         "MATTER" means any claim, demand, dispute, action, suit, proceeding, investigation or other similar matter.

         "OTC BULLETIN BOARD" means the Over-the-Counter Bulletin Board.

         "PARTIES" as defined in the heading hereto.

         "PATENT ASSIGNMENT" has the meaning set forth in Section 1.6(c).

         "PERSON" means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, unincorporated entity or organization of any kind, Authority or other entity of any kind.

         "PRE-CLOSING PERIOD" has the meaning set forth in Section 4.1.

         "PURCHASE PRICE" has the meaning set forth in Section 1.2.

         "PURCHASER" as defined in the heading hereto.

         "PURCHASER CLASS A COMMON STOCK" means the Class A common stock, par value $.001 per share, of Purchaser (or such other securities into which the shares of such common stock shall be converted, whether by virtue of any recapitalization of Purchaser, any merger of Purchaser into another entity or otherwise).

         "PURCHASER CLASS B COMMON STOCK" means the Class B common stock, par value $.001 per share, of Purchaser (or such other securities into which the shares of such common stock shall be converted, whether by virtue of any recapitalization of Purchaser, any merger of Purchaser into another entity or otherwise).

         "PURCHASER EQUITY SECURITIES" has the meaning set forth in Section 3.2.

         "PURCHASER SEC DOCUMENTS" has the meaning set forth in Section 3.3(a).

         "REGULATORY CONSENT TO TRANSFER OWNERSHIP" has the meaning set forth in
Section 1.6(d).

         "SECURED PARTY BILL OF SALE" has the meaning set forth in Section
1.6(c).

         "SHARES" has the meaning set forth in Section 1.2.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" as defined in the heading hereto.


         "SELLER DISCLOSURE SCHEDULE" means the Sellers' disclosures identified on Schedule 8.

         "SPECIFIED ASSETS" has the meaning set forth in Section 1.1.

         "SPECIFIED CONTRACTS" means all contractual rights, including licenses (but specifically excluding the License Agreement), non-competes, non-disclosure, manufacturing or other rights related to the Improvement to the Iodine Therapy.

         "SPECIFIED INTELLECTUAL PROPERTY" means (i) all patent rights in the U.S. and all foreign countries related to the Improvement to the Iodine Therapy (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, extensions, reexaminations, renewals, patents of addition, utility models and inventors' certificates), and all licenses with respect to any of the foregoing and (ii) all trade names (including "DIAC", "Amydine" and any other names used by Sellers to refer to the Improvement to the Iodine Therapy), trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications; all copyrights, copyright registrations, and copyright applications related to the Improvement to the Iodine Therapy.

         "SPECIFIED INVENTORY" means all inventory, including any raw materials, packaging, supplies, work-in-process and finished goods related to the Improvement to the Iodine Therapy.

         "SPECIFIED KNOW-HOW" means all inventions, technology, trade secrets, know-how, data, inventors' notes, drawings and designs, manufacturing information, procedures and other information related to the Improvement to the Iodine Therapy; including, without limitation, the know-how identified on
Schedule 4.

         "SPECIFIED REGULATORY FILINGS" means the Authority permits, authorizations, licenses, applications and registrations as of the Closing Date that are related to the Improvement to the Iodine Therapy; including, without limitation, the regulatory filings identified on Schedule 5.

         "SPECIFIED TANGIBLE PROPERTY" means all items of equipment, fixtures, furnishings, real property and all other tangible assets, whether leased or owned by Sellers, as of the Closing Date that are related to the Improvement to the Iodine Therapy; including, without limitation, the tangible property identified on Schedule 6.

         "TAXES" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable federal, state, local or foreign tax law or assessed, charged or imposed by any Authority, domestic or foreign; provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or charged.

         "THIRD PARTY CLAIM" as defined in Section 9.6.

         "THIRD PARTY NOTICE" has the meaning set forth in Section 9.6.

                                    EXHIBIT B

                              FORM OF BILL OF SALE

                                  Bill of Sale

         Mimetix, Inc., a Delaware corporation, and Mimetix Pharmaceuticals Inc., a Canadian corporation (collectively, the "Sellers") as sellers of certain assets and property of the Sellers pursuant to the terms and conditions of a certain Asset Purchase Agreement, dated April 5, 2004, by and among the Sellers and Symbollon Pharmaceuticals, Inc., a Delaware corporation ("the Purchaser"), in consideration of the receipt by the Sellers of 21,250 shares of Class A Common Stock (the "Purchase Price") of the Purchaser and other good and valuable consideration, hereby grant, sell, transfer and deliver to Purchaser, all of the Sellers' right, title and interest in and to the Specified Assets, free and clear of any lien, claim or encumbrance. Upon acceptance of the terms of this Bill of Sale, the Purchaser shall accept delivery of the Collateral at the offices of Purchaser in Framingham, Massachusetts.

         The parties hereby agree to execute or have executed all such further bills of sale, assignments, instruments of transfer and agreements as may be necessary in order to transfer more fully and effectively the Specified Assets.

         Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of this 28th day of May, 2004.


MIMETIX, INC.                               MIMETIX PHARMACEUTICALS INC.





By: ___________________________             By: ___________________________
Name:                                       Name:
Title:                                      Title:

Accepted and agreed:
SYMBOLLON PHARMACEUTICALS, INC.



By:
   -----------------------------------------
Name: Paul C. Desjourdy
Title: President

                                    EXHIBIT C

                        FORM OF INVESTOR RIGHTS AGREEMENT

                          INVESTORS RIGHTS AGREEMENT


                                  by and among


                         SYMBOLLON PHARMACEUTICALS, INC.

                             a Delaware corporation

                                       and


                     MIMETIX, INC., a Delaware corporation,

             MIMETIX PHARMACEUTICALS, INC., a Canadian corporation,

                                       and

                   AXIOM VENTURE PARTNERS LIMITED PARTNERSHIP



                            Dated as of May 28, 2004

                           INVESTORS RIGHTS AGREEMENT

         THIS INVESTORS RIGHTS AGREEMENT is being entered into as of May 28, 2004, by and among SYMBOLLON PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and MIMETIX, INC., a Delaware corporation ("Mimetix"), MIMETIX PHARMACEUTICALS INC., a Canadian corporation ("MPI") and AXIOM VENTURE PARTNERS LIMITED PARTNERSHIP ("Axiom"; Mimetix, MPI and Axiom shall be collectively referred to as, the "Investors"). Capitalized terms not defined herein shall have the meaning ascribed to them in that certain Asset Purchase Agreement, dated as of April 5, 2004, by and between the Company, as the purchaser, and Mimetix and MPI, as the sellers (the "Purchase Agreement").

                                    RECITALS

         WHEREAS, pursuant to the Purchase Agreement and a Secured Party Bill of Sale, dated April 5, 2004, by and among MPI, Axiom and the Company, the Company is purchasing from the Investors, and the Investors are selling to the Company, certain assets (the "Specified Assets");

         WHEREAS, as consideration for the Specified Assets, the Company is issuing to the Investors 510,000 shares (the "Shares") of the Company's Class A Common Stock, $.001 par value per share (the "Common Stock"); and

         WHEREAS, the Company has agreed to grant to the Investors certain rights to cause the Company to register, under the Securities Act of 1933, as amended, the offer and sale of the Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth here:

                  1.1. "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  1.2. "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  1.3. "Common Stock" shall have the meaning set forth in the Recitals.

                  1.4. "Company" shall have the meaning set forth in the Heading.

                  1.5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  1.6. "Shares" shall have the meaning set forth in the Recitals.

                  1.7. "Investors" shall have the meaning set forth in the Heading.

                  1.8. "Investors' Indemnitees" shall have the meaning set forth in Section 3.4(b).

                  1.9. "NASD" shall mean the National Association of Securities Dealers, Inc.

                  1.10. "Mimetix" shall have the meaning set forth in the Heading.

                  1.11. "MPI" shall have the meaning set forth in the Heading.

                  1.12. "OTC Bulletin Board" shall mean the Over-the-Counter Bulletin Board.

                  1.13. "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  1.14. "Purchase Agreement" shall have the meaning set forth in the Heading.

                  1.15. "Registration Statement" shall mean a registration statement filed pursuant to Section 3.1(a) or 3.1(b).

                  1.16. "SEC" shall mean the United States Securities and Exchange Commission.

                  1.17. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.18. "Selling Stockholders" shall have the meaning set forth in Section 3.4(a).

                  1.19. "Specified Assets" shall have the meaning set forth in the Recitals.

                  1.20. "Suspension" shall have the meaning set forth in Section 3.2(c).


                  1.21. "Suspension Notice" shall have the meaning set forth in
         Section 3.2(c).

         2. Representations, Warranties and Covenants of the Investors.

                  2.1. Representations and Warranties. The Investors hereby represent and warrant to the Company as follows:

                           (a) Accredited Investors, Investment Decision.

                                    (i) The Investors are "accredited investors"
                           as defined in Regulation D under the Securities Act and are knowledgeable, sophisticated and experienced in making investments of the type contemplated by the Purchase Agreement and this Agreement.

                                    (ii) The Investors have requested, received,
                           reviewed and considered all information they have deemed relevant in making an informed decision to acquire the Shares.

                                    (iii) The Investors are acquiring the Shares
                           for their own accounts for investment only and with no present intention of distributing any of the Shares and have no arrangement or understanding with any other Persons regarding the distribution of the Shares.

                                    (iv) The Investors understands that their
                           acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investors' investment intent as expressed in this Agreement.

                           (b) NASD. The Investors have no direct or indirect
                  affiliation or association with any member of the NASD as of the date hereof.

                           (c) Restricted Securities, Legends. The Investors
                  understand that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investors understand that certificates evidencing the Shares may bear one or all of the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred without (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under such Act or qualification under applicable state securities laws; or (ii) such registration or qualification, except for a transfer in compliance with Rule 144 under the Act."

                  If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

                           Any purchaser of the Shares pursuant to an effective
                  registration statement under the Securities Act will be entitled to receive a certificate bearing no restrictive legend.

                  2.2. Covenants. The Investors hereby covenant with the Company as follows:

                           (a) The Investors will not, directly or indirectly,
                  offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws. In furtherance thereof, the Investors will not make any disposition of the Shares except (i) pursuant to a registration statement under the Securities Act covering such proposed disposition, (ii) upon prior notice to the Company and, if reasonably requested by the Company, delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act, or (iii) in compliance with Rule 144 under the Securities Act. In addition, and not in limitation of the foregoing, the Investors agree that, during the 90-day period following the Closing, they will not sell or otherwise dispose of the Shares.

                           (b) The Investors acknowledge and agree that no
                  action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Investors outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which they purchase, offer, sell or deliver Shares or have in their possession or distribute any offering material, in all cases at their own expense.

         3. Registration of the Shares; Compliance with the Securities Act.

                  3.1. Registration Procedures and Expenses. The Company shall:

                           (a) subject to prompt receipt of necessary
                  information from the Investors after prompt request from the Company to the Investors to provide such information, use reasonable best efforts to prepare and file with the SEC, by the later of (i) thirty business days after the Closing Date of the Purchase Agreement; or (ii) May 31, 2004, a shelf registration statement to enable the resale of the Shares by the Investors from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act through the automated quotation system of the OTC Bulletin Board or such other market as may be the principal market on which the Company's Common Stock is sold, or any other manner reasonably requested by the Investors, including privately-negotiated transactions;

                           (b) use reasonable best efforts, subject to receipt
                  of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective as soon as practicable after the Registration Statement is filed by the Company;

                           (c) use reasonable best efforts to prepare and file
                  with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective until the later of (i) two years after the Closing Date or (ii) all of the Shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitations;

                           (d) furnish to the Investors such number of copies of
                  the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investors; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investors shall be subject to the receipt by the Company of reasonable assurances from the Investors that the Investors will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                           (e) take all reasonable actions necessary to ensure
                  that the Shares are listed and available for quotation on OTC Bulletin Board;

                           (f) file documents required of the Company for normal
                  blue sky clearance in states specified in writing by the Investors; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (g) use reasonable efforts to assist the Investors
                  with any proposed sale of the Shares by the Investors;

                           (h) bear the expenses (exclusive of underwriting
                  discounts and commissions) in connection with the procedures in paragraph (a) through (d) of this Section 3.1 and the registration of the Shares pursuant to the Registration Statement; and;

                           (i) advise the Investors promptly after it shall
                  receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  The Company understands that the Investors disclaim being an underwriter, but the Investors being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

                  3.2. Transfer of Shares After Registration; Suspension.

                           (a) The Investors agree that they will not effect any
                  disposition of the Shares or their right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 3.1 and as described below or as otherwise permitted by law, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investors or their plan of distribution.

                           (b) Except in the event that paragraph (c) below
                  applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investors copies of any documents filed pursuant to this Section 3.2(b)(i); and (iii) inform the Investors that the Company has complied with its obligations in this Section 3.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investors to that effect, will use commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors pursuant to this Section 3.2(b)(i) when the amendment has become effective).

                           (c) In the event (i) of any request by the SEC or any
                  other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investors (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until they are advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable.

                           (d) Provided that a Suspension is not then in effect,
                  the Investors may sell the Shares under the Registration Statement; provided, however, that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investors and to supply copies to any other parties requiring such prospectuses.

                           (e) In the event of a sale of the Shares by the
                  Investors pursuant to the Registration Statement, the Investors must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A so that the Shares may be properly transferred. Assuming timely delivery to the Company's transfer agent of one or more stock certificates representing the Shares in proper form for transfer and assuming compliance by the Investors with the terms of this Agreement, the Company's transfer agent will issue and make appropriate delivery of one or more stock certificates in the name of the buyer so as to permit timely compliance by the Investors with applicable settlement requirements.

                  3.3. Assignment of Registration Rights. The rights to cause the Company to register the Shares pursuant to this Agreement may be assigned (but only with all related obligations) by the Investors to an Affiliate, shareholder or partner of the Investors; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                  3.4. Indemnification.

                           (a) Definitions. For the purpose of this Section 3.4:

                                    (i) the term "Selling Stockholders" shall
                           include the Investors and each person, if any, who controls the Investors within the meaning of Section 15 of the Securities Act, including any officer, director, trustee or Affiliate of the Investors;

                                    (ii) the term "Registration Statement" shall
                           include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.1; and

                                    (iii) the term "untrue statement" shall
                           include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) Indemnification by the Company Relating to the
                  Company's Representations and Warranties in the Purchase Agreement. The Company represents and warrants to the Investors that all of the representations and warranties of the Company set forth in the Purchase Agreement are accurate in all respects as of the date hereof as if made on and as of the date hereof. The Company agrees to indemnify and hold harmless the Investors and their agents, directors, officers, employees, affiliates, successors and assigns (together with Investors, the "Investors' Indemnitees") from and against any losses, claims, damages, liabilities or expenses which any of the Investors' Indemnitees may suffer or incur, or to which any of the Investors' Indemnitees may become subject (whether or not relating to any third-party claim), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, are based upon or result directly or indirectly from, any inaccuracy in or other breach of the representation and warranty set forth in the first sentence of this Section 3.4(b).

                           (c) Indemnification by the Company. The Company
                  agrees to indemnify and hold harmless the Selling Stockholders from and against any losses, claims, damages or liabilities to which such Selling Stockholders may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholders for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholders specifically for use in preparation of the Registration Statement or the failure of the Selling Stockholders to comply with their covenants and agreements contained in this Agreement respecting the sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investors prior to the pertinent sale or sales by the Investors.

                           (d) Indemnification by the Investors. The Investors
                  agree to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of
                  Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in this Agreement respecting the sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investors specifically for use in preparation of the Registration Statement, and the Investors will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investors' obligation to indemnify the Company shall be limited to the net amount received by the Investors from the sale of the Shares; and further provided however, that the Selling Stockholders shall have no obligation to indemnify the Company in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company before the sale or sales from which such loss occurred.

                           (e) Notice of Claims, Etc. Promptly after receipt by
                  any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 3.4 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 3.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                           (f) Contribution. If the indemnification provided for
                  in this Section 3.4 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors, as well as any other selling stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other selling stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this paragraph (f) were determined by pro rata allocation (even if the Investors and other selling stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (f), the Investors shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investors from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investors have otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investors, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors to sell the Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investors, the Company will deliver to them a written statement as to whether the Company has complied with such information and requirements.

         5. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,
(iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

                           Symbollon Pharmaceuticals, Inc.
                           37 Loring Drive
                           Framingham, MA 02052
                           Attn: President
                           Telephone: (508) 620-7676
                           Facsimile: (508) 620-7111
                  with a copy to:

                           Friedman Kaplan seiler & Adelmen LLP
                           1633 Broadway
                           New York, NY 10019-6708
                           Attention: Norman Alpert
                           Telephone: (212) 833-1113
                           Facsimile: (212) 833-1250

                  (b) if to the Investors, at their address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing,

                           c/o Axiom Venture Partners Limited Partnership CityPlace II - 17th Floor
                           185 Asylum Street
                           Hartford, CT 06103
                           Attention: Alan Mendelson, Partner
                           Telephone: (860) 548-7799
                           Facsimile: (860) 548-7797

                  with a copy to:

                           Wiggin & Dana LLP
                           P.O. Box 1832
                           265 Church Street
                           New Haven, CT 06508-1832
                           Attention: Frank Marco, Esq.
                           Telephone: (203) 498-4354
                           Facsimile: (203) 782-2889

         6. Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

         7. Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the Commonwealth of Massachusetts, which will be deemed to be a convenient forum. The Company and the Investors hereby expressly and irrevocably consent and submit to the jurisdiction of the state and federal courts in the Commonwealth of Massachusetts.

         8. Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other Person other than the Company and the Investors.

         9. Successors and Assigns. Except as provided in Section 3.3, this Agreement may not be assigned by the Investors. Without the necessity of the prior written consent of the Investors, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         10. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         11. Waiver. No failure on the part of either the Company or the Investors to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either the Company or the Investors in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         12. Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both parties.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         14. Interpretation of Agreement.

                  14.1. Each party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

                  14.2. Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  14.3. As used in this Agreement, the words "include" and" including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                  14.4. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                            [Signatures on next page]

         IN WITNESS WHEREOF, the parties have caused this Investors Rights Agreement to be executed as of May 28, 2004.

                                    SYMBOLLON PHARMACEUTICALS, INC.




                                    By: __________________________________
                                    Title: Paul C. Desjourdy, President

                                    MIMETIX, INC.




                                    By: __________________________________
                                    Title:
                                    Address: _______________________________


                                    MIMETIX PHARMACEUTICALS INC.




                                    By: __________________________________
                                    Title:
                                    Address: _______________________________


                                    AXIOM VENTURES LIMITED PARTNERSHIP




                                    By: __________________________________
                                    Title:
                                    Address: _______________________________

                                    EXHIBIT A

                         CERTIFICATE OF SUBSEQUENT SALE

American Stock Transfer and Trust
59 Maiden Lane
New York, NY 10286

          RE: Sale of Shares of Common Stock of Symbollon Pharmaceuticals,  Inc.
          (the   "Company")   pursuant  to  the   Company's   Prospectus   dated
          _____________, ____ (the "Prospectus")

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

         Selling Stockholder (the beneficial owner):
         Record Holder (e.g., if held in name of nominee): -------------------- Restricted Stock Certificate No.(s): ---------------------------------
         Number of Shares Sold: --------------------------------------
         Date of Sale: -----------------------------------------------

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                            Very truly yours,



Dated: _____________________        By: ----------------------------------


                                    Print Name: --------------------------

                                    Title: --------------------------

cc:      Symbollon Pharmaceuticals, Inc., 37 Loring Drive, Framingham, MA 01702,
Attn: President

                                    EXHIBIT D

                       FORM OF SECURED PARTY BILL OF SALE

                           Secured Party Bill of Sale

         Axiom Venture Partners Limited Partnership and Mimetix Pharmaceuticals Inc. (collectively, the "Secured Parties") in their capacity as holders of a security interest in the assets and property of Mimetix, Inc., a Delaware corporation (the "Debtor"), described as the "Collateral" in the General Security Agreement, dated as of September 25, 1998, by the Debtor in favor of the Secured Parties and attached hereto as Exhibit A (the "Collateral") pursuant to those certain Secured Promissory Notes and General Security Agreement each dated September 25, 1998 by and between the Secured Parties and the Debtor (collectively the "Loan Documents"), in consideration of the receipt by the Secured Parties of 488,750 shares of Class A Common Stock (the "Purchase Price") of Symbollon Pharmaceuticals, Inc., a Delaware corporation ("Purchaser") and other good and valuable consideration, hereby grant, sell, transfer and deliver to Purchaser the Collateral in which the Secured Parties claim a security interest. Upon acceptance of the terms of this Secured Party Bill of Sale, the Purchaser shall accept delivery of the Collateral at the offices of Purchaser in Framingham, Massachusetts.

         The Purchaser shall, in addition to the other amounts payable hereunder, pay all sales, use and other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transaction contemplated herein, other than taxes charges upon or by reference to the overall net income or profits of the Secured Parties. Without limiting the foregoing, the Purchaser shall pay to the Secured Parties an amount equal to any such taxes actually paid or required to be collected by the Secured Parties prior to or concurrently with delivery of the Property.

         NEITHER OF THE SECURED PARTIES MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED WHATSOEVER, WITH RESPECT TO THE PROPERTY. THE PROPERTY IS SOLD "AS IS" AND "WHERE IS" AND NEITHER OF THE SECURED PARTIES MAKES ANY WARRANTIES AS TO, AND EACH SPECIFICALLY DISCLAIMS ANY WARRANTIES OF, TITLE, POSSESSION, QUIET ENJOYMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES AS TO CONDITION OF THE PROPERTY, THE VALUE THEREOF, THE COLLECTIBILITY OF ACCOUNTS OR THE ABSENCE OF ANY DEFENSE, SETOFF OR COUNTERCLAIM THERETO, OR WARRANTIES RESPECTING COMPLIANCE WITH ANY FEDERAL, STATE OR LOCAL LAWS, REGULATIONS, CODES OR ORDINANCES.

         IN WITNESS WHEREOF, the undersigned have executed this Secured Party Bill of Sale as of this ____ day of May, 2004.


AXIOM VENTURE PARTNERS LIMITED PARTNERSHIP         MIMETIX PHARMACEUTICALS INC.



By: ___________________________
Name: Alan Mendelson
Title: General Partner                             By: _________________________
                                                   Name: Jim Wooder
                                                   Title: President
Accepted and agreed:
SYMBOLLON PHARMACEUTICALS, INC.



By:
   -----------------------------------------
Name: Paul C. Desjourdy
Title: President

                                    EXHIBIT E

                FORM OF REGULATORY CONSENT TO TRANSFER OWNERSHIP
                      FOR THE SPECIFIED REGULATORY FILINGS

                                  Mimetix, Inc.
                        c/o Axiom Venture Partners, L.P.
                            CityPlace II, 17th Floor
                                185 Asylum Street
                               Hartford, CT 06103

May 28, 2004

Daniel Shames, M.D., Director
Division of Reporductive and Urologic Drug Products (HFD-580)
Office of Drug Evaluation III
Center for Drug Evaluation and Research
Food and Drug Administration
Attention: Document Control Room 17B-20
5600 Fishers Lane
Rockville, MD 20857


Re:      IND 48,841; Serial Number:
         DIAC Capsules for Fibrocystic Disorder of the Breast
         (Nodular Cyclical Mastalgia)
         Transfer of IND

Dear Dr. Shames

Mimetix, Inc. hereby transfers complete ownership of the subject Investigational New Drug application to:

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702

There are currently no ongoing or active studies under this IND.

Symbollon will be submitting a letter of acceptance of this transfer along with a completed and signed Form FDA 1571 listing the relevant company information.

If you have any questions, please contact Lynda Sutton at Cato Research, telephone number 919-361-2286.

Sincerely,



Alan Mendelson, Director
Mimetix, Inc.

                                  Mimetix, Inc.
                        c/o Axiom Venture Partners, L.P.
                            CityPlace II, 17th Floor
                                185 Asylum Street
                               Hartford, CT 06103

May 28, 2004

Christine Nestruck/Director
Therapeutic Products Directorate
Health Products and Food Branch
Finance Building, Second Floor, Tunney's Pasture
Address Locator: 0202B1
Ottawa, Ontario
K1A 1B9


Re:      File Number 9427-M1875-21C
         Diatomic Iodine Amylose Complex Capsules
         Mimetix, Inc.
         Transfer of IND

Dear Sir or Madam:

Mimetix, Inc. hereby transfers complete ownership of the subject Investigational New Drug application to:

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702

There are currently no ongoing or active studies under this IND.

Symbollon will be submitting a letter of acceptance of this transfer along with all required forms listing the relevant company information.

If you have any questions, please contact Lynda Sutton at Cato Research, telephone number 919-361-2286.

Sincerely,



Alan Mendelson, Director
Mimetix, Inc.

                                    EXHIBIT F

                               SHARE ISSUANCE LIST


----------------------------- --------------------------------------------------
  Company                     Number of Shares of Purchaser Class A Common Stock
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Mimitex, Inc.                                19,125
----------------------------- --------------------------------------------------
Mimitex Pharmaceuticals, Inc.                2,125
----------------------------- --------------------------------------------------

                                   SCHEDULE 1

                                 EXCLUDED ASSETS

1. Such right, title and interest in the Licensed Technology (as such term is defined in the License Agreement) as will revert back to the Licensors upon termination of the License Agreement.

2. Such right, title and interest to any Specified Contract by and between Sellers and any third party, which Specified Contract requires the consent of any such third party to transfer such Specified Contract from Sellers to Purchaser and such consent was not obtained by the Sellers after a reasonable effort to obtain such consent was undertaken by Sellers.

                                   SCHEDULE 2

                               SPECIFIED KNOW-HOW


1. Clinical trial data from the Iodine Therapy studies #05 (11/94-12/97), #07 (10/96-11/97) and #09 (5/96-3-97).

                                   SCHEDULE 3

                          SPECIFIED REGULATORY FILINGS


1. All documents filed under United States IND #48,841.

2. All documents filed under Canadian IND #24,143.

                                   SCHEDULE 4

                           SPECIFIED TANGIBLE PROPERTY


1. All records and files of Sellers contained at or held by, or on behalf of, Cato Research Corporation.